Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

dated as of May 9, 2012

by and among

SAVIENT PHARMACEUTICALS, INC.,

EACH OF THE OTHER GRANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

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SECTION 9.	REMEDIES	15

9.1	Generally	15
9.2	Application of Proceeds	16
9.3	[Reserved]	16
9.4	Investment Related Property	16
9.5	Intellectual Property License	17

SECTION 10.	COLLATERAL AGENT	17

SECTION 11.	CONTINUING SECURITY INTEREST; TRANSFER OF NOTES	17

SECTION 12.	MISCELLANEOUS	17

SECTION 13.	CONFLICTS	18

SCHEDULE 5.4 — FILINGS/FILING OFFICES

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C – IP SECURITY AGREEMENT

EXHIBIT D – PERFECTION CERTIFICATE

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This PLEDGE AND SECURITY AGREEMENT, dated as of May 9, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among SAVIENT PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (together with the Company, each, a “Grantor,” and collectively, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity as collateral agent, together with its successors and permitted assigns, the “Collateral Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Company has issued $170,941,000 in aggregate principal amount of the Senior Secured Discount Notes due 2019 (the “Notes”) pursuant to the indenture dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) by and among the Company, the Grantors and U.S. Bank National Association, as trustee (in such capacity as trustee, together with its successors and permitted assigns in such capacity, the “Trustee”);

WHEREAS, to induce the purchasers of the Notes to purchase the Notes, each Grantor has agreed to secure the Obligations of each such Grantor under the Indenture and the Notes with the Collateral;

WHEREAS, the parties hereto desire to more fully set forth their respective rights in connection with such security interest as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Account” shall mean any “account” as such term is defined in the UCC, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of or (ii) for services rendered or to be rendered. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Additional Grantors” shall have the meaning assigned in Section 7.2.

“Agreement” shall have the meaning set forth in the preamble.

“ANDA” shall mean an abbreviated new drug application.

“Cash Proceeds” shall have the meaning assigned in Section 9.7.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the UCC. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such real or personal property.

“Company” shall have the meaning set forth in the preamble.

“Contracts” shall mean (i) all contracts, agreements, licenses and covenants between any Grantor and one or more additional parties (including but not limited to purchase orders) and (ii) any NDA and ANDA.

“Contract Rights” shall mean all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-106 of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106 of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Copyright Licenses” shall mean any and all Contracts providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether such Grantor is licensee or licensor thereunder), including, without limitation, the agreements required to be set forth on Schedule 7(c) to the Perfection Certificate under the heading “Copyright Licenses”.

“Copyrights” shall mean all United States, and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 7(b) to the Perfection Certificate, (ii) all extensions and renewals thereof, and (iii) all other rights of any kind accruing thereunder throughout the world.

“Domain Names” shall mean all internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Equipment” shall mean any “equipment” as such term is defined in the UCC, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Grantor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Assets” shall have the meaning as specified in the Indenture.

“First Priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is senior to all other Liens with respect to all Collateral and such Collateral is not subject to any Liens other than Permitted Liens.

“Grantor” and “Grantors” shall have the meaning set forth in the preamble.

“Indenture” shall have the meaning set forth in the preamble.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

“Intellectual Property” shall mean, the collective reference to all rights relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Patents, Domain Names, Trademarks, Trade Secrets, Trade Secret Rights, and all rights under Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit C.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Grantor’s customers, and shall specifically include all “inventory” as such term is defined in the UCC.

“Investment Accounts” shall mean the Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that the Company has determined in its reasonable business judgment is material to the business of the Company and its Subsidiaries, taken as a whole.

“NDA” shall mean a new drug application.

“Notes” shall have the meaning set forth in the preamble.

“Patent Licenses” shall mean all Contracts providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder), including, without limitation, the agreements required to be set forth on Schedule 7(c) to the Perfection Certificate under the heading “Patent Licenses”.

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application required to be listed in Schedule 7(a) to the Perfection Certificate under the headings “United States Patents” and “Other Patents”, (ii) all reissues, divisionals, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, and (iii) all other rights of any kind accruing thereunder throughout the world.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit D, dated the date hereof, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an Officer of each of the Grantors.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency (including but not limited to, all ANDAs and NDAs approved by the United States Food and Drug Administration).

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all third-party indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 6 to the Perfection Certificate, issued by the obligors named therein, the instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all equity interests described on Schedule 5 to the Perfection Certificate, and the certificates, if any, representing such equity interests and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interest other than any such interests which constitute Excluded Assets, or are otherwise excluded from the Collateral pursuant to Section 2.2 hereof.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible, Investment Related Property or Letter of Credit Rights, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, Lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Trademark Licenses” shall mean any and all Contracts providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder), including, without limitation, the agreements required to be set forth on Schedule 7(c) to the Perfection Certificate under the heading “Trademark Licenses”.

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, service marks, certification marks, collective marks, logos, other source or business identifiers and designs, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 7(a) to the Perfection Certificate under the headings “United States Trademarks” and “Other Trademarks”, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, and (iv) all other rights of any kind accruing thereunder throughout the world.

“Trade Secret Licenses” shall mean any and all Contracts providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how, whether or not the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, and all other similar rights of any kind accruing thereunder throughout the world.

“Trade Secret Rights” shall mean the rights of any Grantor in any Trade Secret it holds.

“Trustee” shall have the meaning set forth in the preamble.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or the UCC (as in effect on the date hereof). The incorporation by reference of terms defined in the Indenture shall survive any termination of the Indenture until this Agreement is terminated as provided in Section 11 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

2.1 Grant of Security. Subject to Section 2.2, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s respective right, title and interest in, to and under all the following property interests and assets of any kind, nature or in any form whatsoever, of such Grantor, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) each and every Account;

(b) all cash, Cash Equivalents and Investments;

(c) all Chattel Paper and promissory notes;

(d) all Commercial Tort Claims now or hereafter in existence, including such claims described on Schedule 8 to the Perfection Certificate;

(e) all Domain Names and Trade Secret Rights;

(f) all Contracts, together with all Contract Rights;

(g) all Intellectual Property;

(h) all Equipment;

(i) all Securities Accounts, Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by, or for the benefit of, such Grantor with any person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(j) all Documents;

(k) all General Intangibles;

(l) all Goods;

(m) all Instruments;

(n) all Inventory;

(o) all Financial Assets and Investment Related Property;

(p) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(q) all Permits;

(r) all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(s) all Supporting Obligations;

(t) all intercompany claims (including, without limitations, claims arising from the distribution by the Company of proceeds of the Notes);

(u) all Securities and all options and warrants to purchase Securities;

(v) all NDAs and ANDAs;

(w) all Insurance;

(x) all Receivables and Receivables Records;

(y) all Security Entitlements in any of the foregoing;

(z) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any and all of the foregoing; and

(aa) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any and all of the foregoing.

2.2 Certain Limited Exclusions.

(a) Notwithstanding anything herein or the Indenture to the contrary, the security interest created by this Agreement shall not extend to, and the term Collateral shall not include, any Excluded Assets.

(b) Notwithstanding anything herein to the contrary, in no event will the Collateral include and no Grantor will be deemed to have granted a security interest in any of its right, title or interest in any trademark application filed on an “intent to use” basis until such time as a statement of use has been filed with and duly accepted by the United States Patent and Trademark Office.

(c) Notwithstanding anything herein or in the Indenture to the contrary, no Grantor shall be required to pledge or create a security interest in any Capital Stock or other equity interests of any Foreign Subsidiary to the extent such action (i) violates applicable law (including corporate benefit, financial assistance, fraudulent preference, thin capitalization rules and similar laws or regulations which limit the ability to provide collateral security on local assets or properties) and/or (ii) would reasonably be expected to violate or conflict with any fiduciary duties of officers or directors of such Foreign Subsidiary or result in a risk of personal or criminal liability of any officer or director of such Foreign Subsidiary, in each case as certified to the Collateral Agent by an officer of the Issuer.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1 Security for Obligations. The Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations with respect to the Securities (as defined in the Indenture) (the “Secured Obligations”).

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations it may have in respect of any portion of the Collateral in which it may have obligations and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, (iii) neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Collateral or under each of the agreements included in the Collateral by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it, have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral or have any obligation to verify or monitor compliance by such Grantor or other party under such agreements and (iv) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. CERTAIN PERFECTION REQUIREMENTS

4.1 Delivery Requirements

(a) With respect to any Certificated Securities included in the Collateral, each Grantor shall promptly (in any case, by no later than the time otherwise required hereunder and under the Indenture) deliver to the Collateral Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank.

(b) With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall promptly (in any case, by no later than the time otherwise required hereunder and under the Indenture) deliver to the Collateral Agent all such Instruments or Tangible Chattel Paper to the Collateral Agent duly indorsed in blank.

4.2 Control Requirements

(a) With respect to any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral, each Grantor shall, within the time period specified in the Indenture for any such Investment Account, Commodity Contracts and Security Entitlement existing on the Issue Date, and within 90 days of the opening of any such Investment Account, Commodity Contracts and Security Entitlement after the Issue Date, ensure that the Collateral Agent has Control thereof. With respect to any such Securities Accounts or Securities Entitlements, such Control shall be accomplished by the Grantor causing the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into an agreement in substance reasonably satisfactory to the Collateral Agent, within the time periods as specified in the preceding sentence, so that any such Securities Intermediary shall comply with the Collateral Agent’s Entitlement Orders without further consent by such Grantor. With respect to any such Deposit Account, each Grantor shall, within the time periods specified in the first sentence of this Section 4.2(a), cause the depositary institution maintaining such account to enter into an agreement in substance reasonably satisfactory to the Collateral Agent pursuant to which the Bank shall agree to comply with the Collateral Agent’s instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor.

(b) With respect to any Uncertificated Security with a Fair Market Value in excess of $500,000, included in the Collateral (other than any Uncertificated Securities credited to a Securities Account) each Grantor shall cause the issuer of such Uncertificated Security to either promptly (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto pursuant to which such issuer shall agree to comply with the Collateral Agent’s instructions with respect to disposition of funds in the Uncertificated Security without further consent by such Grantor.

(c) With respect to any Letter of Credit Rights with a Fair Market Value in excess of $500,000 included in the Collateral (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest), each Grantor shall use its commercially reasonable efforts to obtain the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Agent.

(d) With respect any Electronic Chattel Paper with a Fair Market Value in excess of $500,000 or “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, each Grantor shall use commercially reasonable efforts to ensure that the Collateral Agent has Control thereof.

4.3 Intellectual Property Recording Requirements. In the case of any material Collateral (whether now owned or hereafter acquired) consisting of issued U.S. patents, U.S. federally registered trademarks, and, in each case, pending applications therefor, U.S. copyright registrations and exclusive Copyright Licenses in respect of U.S. registered copyrights for which any Grantor is the licensee, each Grantor shall execute and deliver to the Collateral Agent an Intellectual Property Security Agreement substantially in the form of Exhibit C hereto and, by no later than 60 days after the end of each fiscal quarter, a supplement thereto covering all such patents, trademarks and pending applications therefore and copyrights and copyright licenses (in each case, to the extent not already covered by such previous Intellectual Property Security Agreement or supplements thereto) in appropriate form for recordation with the U.S. Patent and/or U.S. Copyright Office, as applicable, with respect to the security interest of the Collateral Agent. The Collateral Agent shall file any such recordation with the offices where the Grantor directs the Collateral Agent to file such recordations, at the Company’s expense, but the Collateral Agent shall not be responsible for correcting any errors or defects in such recordations or for attempting to refile any recordations not accepted for filing by the offices where such Grantor directs such filings to be made, and the Collateral Agent assumes no responsibility for the content of any such filings.

4.4 Other Actions

(a) Subject to the Indenture and Section 2.2 hereof, if any issuer of any Pledged Equity Interest that is not otherwise an Excluded Asset is organized under a jurisdiction outside of the United States, each Grantor shall take, within the time periods specified in Section 9.04 of the Indenture, such additional actions which are necessary (or are otherwise reasonably requested by the Collateral Agent), which may include, without limitation, causing the issuer to register the required pledge (if any) on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

As of the date hereof, each Grantor hereby represents and warrants that:

5.1 Grantor Information & Status

The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete in all material respects as of the date hereof.

5.2 Collateral Identification, Special Collateral

(a) No material portion of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables; (5) timber to be cut, or (6) aircraft, aircraft engines, satellites, ships or railroad rolling stock. No material portion of the Collateral consists of motor vehicles or other goods subject to a certificate of title statute of any jurisdiction; and

(b) all written information supplied by any Grantor to the Trustee and Collateral Agent with respect to the Collateral taken as a whole is accurate and complete in all material respects.

5.3 Ownership of Collateral and Absence of Other Liens

(a) The respective rights of each Grantor in the Collateral are free and clear of any and all Liens, rights or claims of all other Persons other than any Permitted Liens; and

(b) other than any financing statements filed in favor of the Collateral Agent, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any material part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been filed and (y) financing statements filed in connection with Permitted Liens. Other than the Collateral Agent and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person (other than the Collateral Agent) is in Control of any material portion of the Collateral (other than with respect to any bank accounts of the Grantors which are not subject to the control of the Collateral Agent pursuant to the terms of the Collateral Documents or as otherwise permitted under the Indenture).

5.4 Status of Security Interest

(a) Upon the filing of financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral as “all assets of the debtor, whether now existing or hereafter arising” in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 hereof, the security interest of the Collateral Agent in all Collateral that can be perfected by the filing of such financing statements under the UCC as in effect in such jurisdictions will constitute a valid and perfected security interest in such Collateral, prior to any other Lien on such Collateral other than any Permitted Liens. Each agreement purporting to give the Collateral Agent Control over any Collateral is effective to establish the Collateral Agent’s Control of the Collateral subject thereto;

(b) to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, and upon recordation of the security interests granted pursuant to the Intellectual Property Security Agreements in the U.S. Patent and Trademark Office and the U.S. Copyright Office, the security interests granted to the Collateral Agent hereunder shall constitute valid, perfected, First Priority Liens in the United States with respect to the Intellectual Property identified in the schedules to such Intellectual Property Security Agreements (subject to Permitted Liens); and

(c) no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required, other than the filing of financing statements and recordations at the US Patent and Trademark Office and US Copyright Office, for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by Section 5.4(a) above or (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities.

5.5 Pledged Equity Interests, Investment Related Property

(a) At the Issue Date, such Grantor is the record and beneficial owner of the Pledged Equity Interests free of all Liens (other than Permitted Liens), rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests; and

(b) at the Issue Date, no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or priority status of the security interest (except for any Permitted Lien) of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained.

5.6 Secured Obligations

The provisions of this Agreement, together with completion of the actions specified herein and in the Indenture, are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, and valid security interests (having the priority provided for herein (subject to Permitted Liens)) in all right, title and interest in the Collateral in which each Grantor has rights, enforceable against each Grantor.

SECTION 6. COVENANTS AND AGREEMENTS.

As long as the Secured Obligations remain outstanding (other than contingent obligations not yet due and payable) each Grantor hereby covenants and agrees (which covenants and agreements shall survive the execution and delivery of this Agreement) that:

6.1 Grantor Information and Status. The Company shall promptly notify the Collateral Agent of any change in any of the information provided in the schedules to the Perfection Certificate by supplementing the appropriate schedule thereto and the Company shall take (and the Collateral Agent shall cooperate with the Company to the extent necessary) all actions reasonably necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement together with all supplements to schedules thereto, promptly upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2 Collateral Identification; Special Collateral

(a) In the event that it hereafter acquires any material Collateral of a type described in Schedules 5, 6, 7, 8, 9 and 10 to the Perfection Certificate, it shall (i) with respect to Collateral of the type specified in Section 4.3, comply with the terms of Section 4.3 with respect hereto and (ii) with respect to other Collateral described in Schedules 5, 6, 7, 8, 9 and 10 to the Perfection Certificate notify the Collateral Agent thereof in writing by no later than 60 days after the end of the next occurring fiscal quarter and take such actions and execute such documents at such time in order to ensure that the Collateral Agent has a valid, perfected, First Priority security interest in such Collateral, subject to Permitted Liens.

(b) In the event that it hereafter acquires or has any Commercial Tort Claim in excess of $500,000 it shall promptly deliver to the Collateral Agent a completed Pledge Supplement together with all supplements to schedules thereto, identifying such new Commercial Tort Claims.

6.3 Impairment of Collateral. The applicable Grantor shall promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed or otherwise impaired or adversely affected.

6.4 Status of Security Interest. Subject to the terms of the Indenture, this Agreement and the other Collateral Documents, each Grantor shall maintain the security interest of the Collateral Agent hereunder in all material Collateral as a valid and perfected security interest, prior to any other Lien on such Collateral other than any Permitted Liens.

SECTION 7. FURTHER ASSURANCES; ADDITIONAL GRANTORS.

7.1 Further Assurances

(a) Subject to this Agreement and the Indenture, each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property included in the Collateral and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii) take all actions reasonably necessary to ensure the recordation of appropriate evidence of the Liens and security interest granted hereunder in any Intellectual Property included in the Collateral with the U.S. Patent and Trademark Office or the U.S. Copyright Office; and

(iii) appear in and defend (or take such other actions as the Company reasonably determines are appropriate) any action or proceeding that could reasonably be expected to materially adversely affect such Grantor’s title to or the Collateral Agent’s security interest in all or any material part of the Collateral.

(b) Without limiting the foregoing, each Grantor hereby authorizes, at the expense of the Company, the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as are reasonably necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as is necessary to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect.

(c) Each Grantor hereby authorizes the Collateral Agent to enter into a modification of this Agreement prepared by the Company, including Schedule 5.4, after obtaining any supplement to the Perfection Certificate as set forth in Section 6.1.

7.2 Additional Grantors. In accordance with Section 4.24 of the Indenture, from time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto, including by providing a supplement to the Perfection Certificate as set forth in Section 6.1. Each Grantor expressly agrees that its Obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 8. CONCERNING THE COLLATERAL AGENT.

8.1 Power of Attorney. Without limiting any of such Grantor’s obligations and duties hereunder, each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time (i) to prepare and file any UCC financing statements against such Grantor as debtor in accordance with the terms of this Agreement and the Indenture, (ii) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the Lien and security interest granted herein in any Intellectual Property owned by any Grantor or exclusive Copyright Licenses in respect of U.S. registered Copyrights for which any Grantor is licensee in the name of such Grantor as debtor in accordance with the terms of this Agreement and the Indenture and (iii) upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s discretion to take any appropriate action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to Section 4.09 of the Indenture;

(b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;

(c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its reasonable discretion, any such payments made by the Collateral Agent to become Obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(f) generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2 Duties of the Collateral Agent.

(a) If an Event of Default has occurred and is continuing and the Collateral Agent has received written notice thereof from a Grantor or the Trustee, the Collateral Agent may exercise such of the rights and powers vested in it by the Indenture, this Agreement and the other Collateral Documents. The permissive right of the Collateral Agent to take or refrain from taking any actions enumerated in the Indenture, this Agreement or any other Collateral Document shall not be construed as a duty and the Collateral Agent shall not be subject to any fiduciary or other implied duties of any kind or nature to any Secured Party, regardless of whether an Event of Default has occurred or is occurring;

(b) (i) the contractual duties of the Collateral Agent shall be determined solely by the express provisions of this Agreement and the Indenture, and the Collateral Agent need perform only those contractual duties that are specifically set forth in the Indenture, this Agreement and the other Collateral Documents and no others, and no implied covenants or obligations shall be read into the Indenture, this Agreement or the other Collateral Documents against the Collateral Agent; and (ii) in the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Collateral Agent.

(c) The Collateral Agent may not be relieved from liability for its own gross negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) or (e) of this Section 8.2;

(ii) the Collateral Agent shall not be liable for any error of judgment made in good faith by an officer of the Collateral Agent, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts; and

(iii) the Collateral Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it at the direction of the Secured Parties, or for the method and place of conducting any proceeding for any remedy available to the Collateral Agent, or exercising any trust or power conferred upon the Collateral Agent, under this Agreement or any other Collateral Document.

(d) Whether or not therein expressly so provided, every provision of this Agreement or any provision of any other Collateral Document that in any way relates to the Collateral Agent is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 8.2.

(e) No provision of this Agreement or any other Collateral Document shall require the Collateral Agent to expend or risk its own funds or incur any liability.

(f) The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Grantors. Money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law.

8.3 Rights of the Collateral Agent.

(a) The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Collateral Agent need not investigate any fact or matter stated in any such document. The Collateral Agent shall not be obligated to communicate with or deal in any way with any Secured Party other than the Trustee.

(b) The Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(c) The Collateral Agent shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement or any other Collateral Document. Whenever in the administration of the Indenture, this Agreement or any Collateral Document the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate or an Opinion of Counsel, as applicable, at the expense of the Company. In no event shall the Collateral Agent be liable under or in connection with the Indenture, this Agreement or other Collateral Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(d) Unless otherwise specifically provided in the Indenture, this Agreement or any other Collateral Document, any demand, request, direction or notice from any Grantor shall be sufficient if evidenced by an Officer’s Certificate.

(e) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture, this Agreement or any other Collateral Document at the request or direction of any of the Secured Parties unless such Secured Parties shall have offered to the Collateral Agent security and indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours and upon reasonable notice the books, records and premises of any Grantor, personally or by agent or attorney at the sole cost of the Grantors, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The rights, privileges, protections and benefits given to the Collateral Agent, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder or under any Collateral Document.

(h) The Collateral Agent may request that the Grantors deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture, this Agreement or any other Collateral Document, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(i) In connection with exercising any right or discretionary duty hereunder or under any of the Collateral Documents, the Collateral Agent shall be entitled to rely upon the direction of the Holders of a majority in aggregate principal amount of the Securities. The Collateral Agent shall not have any liability for taking any action at the direction of such party, or for any failure or delay of any such party to provide timely direction to the Collateral Agent. Notwithstanding any other provision of this Agreement, (i) any such direction may not conflict with any rule of law or with this Agreement and (ii) the Collateral Agent shall not be required to take any action that it determines might involve it in liability (unless the Collateral Agent has received satisfactory indemnity or security against such liability).

(j) The Collateral Agent shall enjoy all the same rights, protections, immunities and indemnities granted to it and to the Trustee under the Indenture as though set forth in full herein (with any references to the Trustee therein being deemed to refer to the Collateral Agent). All of such rights, protections, immunities and indemnities shall survive resignation or removal of the Collateral Agent and termination of this Agreement. In performing its functions and duties solely under this Agreement, the Collateral Agent shall act solely as the agent of the Secured Parties and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the Secured Parties. The Collateral Agent will be compensated pursuant to a fee agreement with the Company.

(k) The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it at the expense of the Company and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

8.4 Individual Rights of Collateral Agent.

Notwithstanding anything to the contrary, the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Secured Obligations and may otherwise deal with any Grantor or any Affiliate of any Grantor with the same rights it would have if it were not the Collateral Agent.

8.5 Collateral Agent’s Disclaimer.

The Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or any other Collateral Document, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession and the accounting for proceeds of Collateral actually received by it in accordance with the terms hereof), the legality, effectiveness or sufficiency of any Collateral Document, or the creation, perfection, priority, sufficiency or protection of any Lien on any Collateral, and it shall not be responsible for any statement or recital in this Agreement or any other Collateral Document.

8.6 Replacement of Collateral Agent.

(a) A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall become effective only upon the successor Collateral Agent’s acceptance of appointment as provided in this Section 8.6. The Collateral Agent may resign in writing at any time by so notifying the Company and the Trustee. The Company may remove the Collateral Agent if:

(i) the Collateral Agent is removed as Trustee under the Indenture;

(ii) the Collateral Agent fails to comply with Section 8.2 hereof;

(iii) the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under the Bankruptcy Code;

(iv) a custodian or public officer takes charge of the Collateral Agent or its property; or

(v) in the reasonable discretion of the Company, the Collateral Agent becomes incapable of acting.

(b) If the Collateral Agent resigns or is removed or if a vacancy exists in the office of the Collateral Agent for any reason, the Company shall promptly appoint a successor Collateral Agent which complies with any eligibility requirements contained in the Indenture.

(c) If a successor Collateral Agent does not take office within 30 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, the Company or the holders of at least 10% in principal amount of the then outstanding principal amount of Secured Obligations may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(d) A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and the duties of the Collateral Agent under this Agreement and the other Collateral Documents. The successor Collateral Agent shall mail a notice of its succession to the Trustee. The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent, subject to its right to receive payments due and owing to it.

(e) If U.S. Bank National Association is removed or resigns as Trustee and as Collateral Agent, such resignation or removal shall only become effective upon both a successor Trustee and Collateral Agent being appointed hereunder and under the Indenture.

8.7 Successor Collateral Agent by Merger, Etc.

If the Collateral Agent consolidates, merges or converts into, or transfers or sells all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Collateral Agent under this Agreement and the other Collateral Documents.

8.8 Eligibility.

There shall at all times be a Collateral Agent hereunder that meets the requirements for being a trustee under the Indenture (prior to the discharge or defeasance of the Indenture).

8.9 Co-Collateral Agent; Separate Collateral Agent.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Collateral Agent shall have the power to appoint agents and sub-agents to the extent permitted under the Indenture.

8.10 Liability; Enforcement Expenses; Indemnification

(a) Neither the Collateral Agent nor any of its affiliates, directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request or direction of a Secured Party as provided herein or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Collateral Agent nor any of its affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement; (ii) the performance or observance of any of the covenants or agreements of the Grantors; (iii) the receipt of items required to be delivered to the Collateral Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Collateral Documents or any other instrument or writing furnished in connection herewith. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Collateral Document or any other document furnished in connection herewith or therewith in accordance with a written direction or a request of the Grantors or Secured Parties pursuant to the terms of this Agreement or other Collateral Document.

(b) Each Grantor jointly and severally agrees to pay, indemnify and hold harmless or reimburse the Collateral Agent for all its reasonable, out-of-pocket costs and expenses incurred in collecting against such Grantor and enforcing or preserving any rights under this Agreement and the other Collateral Documents, including, without limitation, the reasonable, out-of-pocket fees and disbursements of counsel to the Collateral Agent.

(c) Each Grantor agrees to pay, indemnify and to hold the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (if any) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(d) Each Grantor agrees to pay, indemnify and to hold the Collateral Agent harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred without gross negligence or willful misconduct with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any agreement entered into in connection with or in furtherance of this Agreement or its role as Collateral Agent.

(e) The agreements in this Section shall survive (i) any resignation or removal of the Collateral Agent hereunder or (ii) repayment of the Obligations and all other amounts payable under the Indenture, the Collateral Documents and the Securities.

SECTION 9. REMEDIES.

9.1 Generally. Subject to the provisions of the Indenture:

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate;

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(v) exercise voting and other consensual rights with respect to the Investment Related Property.

(b) The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent or any other Secured Party, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent or any other Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice (or such lesser time as commercially reasonable) to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees the Collateral Agent and of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.

(c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any representations and warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

9.2 Application of Proceeds. All proceeds received by the Collateral Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral (less all the costs and expenses of the Collateral Agent in respect of such sale or collection) shall be applied in accordance with Section 6.10 of the Indenture.

9.3 [Reserved].

9.4 Investment Related Property. Subject to the provisions of this Agreement and the Indenture, each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof (such sale, a “private sale” for purposes of this Section). Each Grantor acknowledges that such private sale may be viewed as a “public sale” for purposes of the UCC. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a “public sale” for purposes of the Securities Act without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5 Intellectual Property License

Subject to the provisions of this Agreement and the Indenture, the Company (individually and on behalf of each of the Grantors) hereby grants to the Collateral Agent a limited non-exclusive, irrevocable, perpetual (until terminated in accordance with this Agreement), world-wide, royalty-free license (which shall include without limitation the right to grant sublicenses) to use and exploit the Grantor’s Intellectual Property in any manner whatsoever, including without limitation the right to make, use, sell, offer for sale, import and export products and services incorporating such Intellectual Property for the sole purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time, as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies. The license granted hereunder shall be subject to all licenses granted by the Grantors to other persons, and, with respect to Trademarks, in the event the license set forth in this Section is exercised with regard to any Trademarks, then the licensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by Grantors prior to the exercise of the license rights set forth herein.

SECTION 10. COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Securityholders. The Collateral Agent shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Indenture. In furtherance of the foregoing provisions of this Section 10, each Securityholder, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. The provisions of the Indenture relating to the Collateral Agent including, without limitation, the provisions relating to resignation or removal of the Collateral Agent and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Indenture and resignation or removal of the Collateral Agent.

SECTION 11. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than contingent obligations not yet due and payable), be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Indenture, any Securityholder may assign or otherwise transfer any Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Securityholders herein or otherwise. Upon the payment in full of all Secured Obligations (other than contingent obligations not yet due and payable), the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to the Grantors. Upon any such termination the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Indenture, the Liens granted herein and/or under the other Collateral Documents shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

SECTION 12. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 12.02 of the Indenture. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under the Indenture shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Collateral Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or Obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantors and their respective successors and permitted assigns. No Grantor shall assign any right, duty or obligation hereunder except as permitted by the Indenture. This Agreement, the Indenture, the Securities and the other Collateral Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Collateral Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts (including by telecopy or other electronic transmission, including by .pdf or similar file) and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 13. CONFLICTS.

In the event of any conflict or inconsistency between the provisions of this Agreement and the Indenture, the provisions of the Indenture shall govern.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Savient Pharmaceuticals, Inc., as a Grantor

By:	/s/ Philip K. Yachmetz
	Name:	Philip K. Yachmetz
	Title:	Senior Vice President, General Counsel & Secretary

Savient Pharma Holdings, Inc., as a Grantor

By:	/s/ Philip K. Yachmetz
	Name:	Philip K. Yachmetz
	Title:	Senior Vice President & General Counsel

Savient Pharma Ireland Limited, as a Grantor

By:	/s/ Philip K. Yachmetz
	Name:	Philip K. Yachmetz
	Title:	Senior Vice President, Legal & Compliance & Company Secretary, and Director

[Signature Page to Pledge and Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Rick Barnes
	Name:	Rick Barnes
	Title:	Vice President

[Signature Page to Pledge and Security Agreement]

SCHEDULE 5.4

Filings/Filing Offices

EXHIBIT A

PLEDGE SUPPLEMENT

EXHIBIT B

[Form of]

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C

[Form of]

IP SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT dated as of May 9, 2012, by SAVIENT PHARMACEUTICALS, INC., a Delaware Corporation (the “Grantor”), in favor of U.S. BANK NATIONAL ASSOCIATION (the “Collateral Agent”).

WHEREAS, pursuant to that certain Pledge and Security Agreement, of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantor, the Collateral Agent and certain other parties thereto, in order to secure payments of certain Secured Obligations (as defined in the Security Agreement), the Grantor hereby assigns, pledges and grants to the Collateral Agent a continuing security interest in and to all of the Collateral whether now owned or hereinafter acquired and whether now existing or hereafter arising (as defined in the Security Agreement) including, without limitation, the copyrights listed on Schedule I hereto, and the trademarks and trademark applications listed on Schedule II hereto, and the patents listed on Schedule III hereto (the “Intellectual Property”). Until all of the Secured Obligations have been indefeasibly paid in full, the Collateral Agent shall retain its security interest in the Intellectual Property granted herein and in the Security Agreement.

NOW, THEREFORE, for the consideration set forth herein and in the Security Agreement, the parties hereby agree that the Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations under the Security Agreement, hereby grants the Collateral Agent a lien on and security interest in, all of its right, title and interest in, to and under the Intellectual Property (including (i) all reissues, continuations, renewals or extensions of the foregoing, (ii) all goodwill of the business connected with the use of, and symbolized by, each Intellectual Property, and (iii) all products and proceeds of the foregoing).

FOR THE AVOIDANCE OF DOUBT, notwithstanding any other provision of this agreement, the Grantor does not grant any lien on or security interest in any of the Excluded Assets (as defined in the Security Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, Grantor has caused this INTELLECTUAL PROPERTY SECURITY AGREEMENT to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT D

[Form of]

PERFECTION CERTIFICATE